As filed with the Securities and Exchange Commission on January 11, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

STARZ

(Exact Name of Registrant as Specified in its Charter)

Delaware	12300 Liberty Boulevard Englewood, Colorado 80112	20-8988475
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

Starz Transitional Stock Adjustment Plan

(Full title of plan)

Richard N. Baer, Esq. Starz 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5400 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)	Copy to: Renee L. Wilm, Esq. Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Series A Liberty Capital Common Stock, $.01 Par Value	2,500,000	$121.61	$304,025,000.00	$41,470.00

(1)                                 Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Starz Transitional Stock Adjustment Plan.

(2)                                 Based upon the average of the high and low prices reported for the Registrant’s Series A Liberty Capital common stock, par value $.01 per share, on the Nasdaq Global Select Market on January 10, 2013.

(3)                                 Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement applies to additional shares of Series A Liberty Capital common stock, par value $.01 per share, of the Registrant (formerly known as Liberty Media Corporation) relating to the Registrant’s Starz Transitional Stock Adjustment Plan, for which Registration Statement on Form S-8 (File No. 333-178421), as filed on December 9, 2011, is effective.

The contents of the above referenced registration statement are hereby incorporated by reference.

Item 8.                                 Exhibits.

Exhibit No.	Description

4.1

Specimen Certificate for shares of Series A Liberty Capital common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed on September 23, 2011 (File No. 333-171201) (the “Form S-4 Post-Effective Amendment”)).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (begins on page II-3).

99.1	Starz Transitional Stock Adjustment Plan (incorporated by reference to Exhibit 10.3 to the Form S-4 Post-Effective Amendment).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 11th day of January, 2013.

STARZ

By:	/s/ Richard N. Baer
Name:	Richard N. Baer
Title:	Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher W. Shean and Richard N. Baer his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Malone	Chairman of the Board and Director	January 11, 2013
John C. Malone

/s/ Gregory B. Maffei	Chief Executive Officer (Principal Executive Officer), President and Director	January 11, 2013
Gregory B. Maffei

/s/ Christopher W. Shean	Chief Financial Officer (Principal Financial and Principal Accounting Officer) and Senior Vice President	January 11, 2013
Christopher W. Shean

/s/ Robert R. Bennett	Director	January 11, 2013
Robert R. Bennett

/s/ Donne F. Fisher	Director	January 11, 2013
Donne F. Fisher

/s/ M. Ian Gilchrist	Director	January 11, 2013
M. Ian Gilchrist

/s/ Evan D. Malone	Director	January 11, 2013
Evan D. Malone

/s/ David E. Rapley	Director	January 11, 2013
David E. Rapley

Name	Title	Date

/s/ Larry E. Romrell	Director	January 11, 2013
Larry E. Romrell

/s/ Andrea L. Wong	Director	January 11, 2013
Andrea L. Wong

Exhibit Index

Exhibit No.	Description

4.1

Specimen Certificate for shares of Series A Liberty Capital common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 filed on September 23, 2011 (File No. 333-171201) (the “Form S-4 Post-Effective Amendment”)).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	Power of Attorney (begins on page II-3).

99.1	Starz Transitional Stock Adjustment Plan (incorporated by reference to Exhibit 10.3 to the Form S-4 Post-Effective Amendment).